As filed with the Securities and Exchange Commission on August 6, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0533350 (I.R.S. Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton HM Bermuda (Address of Principal Executive Offices)
Genpact Limited 2007 Omnibus Incentive Compensation Plan

Genpact Global Holdings 2007 Stock Option Plan

Genpact Global Holdings 2006 Stock Option Plan

Gecis Global Holdings 2005 Stock Option Plan

 (Full Title of Plans)

Victor Guaglianone, Esq. 1251 Avenue of the Americas New York, NY 10020 (646) 624-5929 (Name, address and telephone number, including area code, of agent for service)
Copies to: Timothy G. Massad, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000
CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.01 per share	9,974,509(2)	16.13	160,838,958	4,937.76
Common Shares, par value $0.01 per share	8,579,212(4)	16.24(4)	139,349,606	4,278.03
Common Shares, par value $0.01 per share	4,685,595(5)	8.73(5)	40,910,208	1,255.94
Common Shares, par value $0.01 per share	10,760,684(6)	3.77(6)	40,520,424	1,243.98
TOTAL	34,000,000	—	381,619,196	11,715.71

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional Common Shares which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Shares.  In addition, this Registration Statement covers the resale by certain Selling Shareholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of Registrant’s Common Shares subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)
Represents (i) 9,602,707 Common Shares previously issued or reserved for future issuance under the Genpact Limited 2007 Omnibus Incentive Compensation Plan and (ii) 371,802 Common Shares previously issued under the Gecis Global Holdings 2005 Stock Option Plan.

(3)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices of Common Shares reported on The New York Stock Exchange on August 3, 2007.

(4)	Represents 8,579,212 Common Shares subject to options outstanding under the Genpact Global Holdings 2007 Stock Option Plan at a weighted average exercise price of $16.24 per share.
(5)	Represents 4,685,595 Common Shares subject to options outstanding under the Genpact Global Holdings 2006 Plan at a weighted average exercise price of $8.73 per share.
(6)	Represents 10,760,684 Common Shares subject to options outstanding under the Gecis Global Holdings 2005 Stock Option Plan at a weighted average exercise price of $3.77 per share.

EXPLANATORY NOTE

This Registration Statement registers Common Shares, par value $0.01 per share, of Genpact Limited (the “Company”), consisting of shares previously issued, or that will be issued, upon the exercise of options granted under the following Plans: (i) the Gecis Global Holdings 2005 Stock Option Plan, (ii) the Genpact Global Holdings 2006 Stock Option Plan, (iii) the Genpact Global Holdings 2007 Stock Option Plan, and (iv) the Genpact Limited 2007 Omnibus Incentive Compensation Plan.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8).  The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities” or “control securities”, within the meaning of Form S-8, by certain of the Company’s shareholders, as more fully set forth therein.  The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”). The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plans. Requests should be directed to Genpact Limited, Attn: General Counsel, 1251 Avenue of the Americas, New York, New York 10020.

REOFFER PROSPECTUS

GENPACT LIMITED

371,802 Common Shares
Acquired by the Selling Shareholders Under

GENPACT LIMITED 2007 OMNIBUS INCENTIVE COMPENSATION PLAN,

GENPACT GLOBAL HOLDINGS 2007 STOCK OPTION PLAN,

GENPACT GLOBAL HOLDINGS 2006 STOCK OPTION PLAN,

and

GECIS GLOBAL HOLDINGS 2005 STOCK OPTION PLAN

This Prospectus relates to an aggregate of up to 371,802 common shares (the “Shares”), par value $0.01 per share (the “Common Shares”), of Genpact Limited, a Bermuda exempted limited liability company  (the “Company”), which may be offered and sold from time to time by certain shareholders of the Company (the “Selling Shareholders”) who have acquired such Shares pursuant to the Gecis Global Holdings 2005 Stock Option Plan, the Genpact Global Holdings 2006 Stock Option Plan, the Genpact Global Holdings 2007 Stock Option Plan and the Genpact Limited 2007 Ominous Incentive Compensation Plan (collectively, the “Plans”). See “Selling Shareholders”.  This Prospectus covers the offering for resale of shares acquired by the Selling Shareholders pursuant to exercise of options under the Plans prior to the filing of a Registration Statement on Form S-8 by the Company (“Restricted Shares”).  The Company’s Common Shares are listed on The New York Stock Exchange under the symbol “G”.  On August 3, 2007 the last reported sales price of the Company’s Common Shares on The New York Stock Exchange was 15.75 per share.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Shareholders.  The Shares may be offered from time to time by any or all of the Selling Shareholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the Selling Shareholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price.  See “Plan of Distribution”.  All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Shareholder (or their donees and pledgees).

Each Selling Shareholder and any broker executing selling orders on behalf of a Selling Shareholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Shareholders may be deemed to be underwriting commissions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 6, 2007.
_______________________

No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information.  Our business, financial condition and results of operations may have changed since that date.

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WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549.  Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330.  Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act.  This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to the Company and the Common Shares, reference is hereby made to the Registration Statement.  Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.  Each such statement is qualified in its entirety by such reference.  Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company heretofore filed with the Commission are hereby incorporated in this Prospectus by reference:

(a)
The Company’s Registration Statement on Form S-1 (Registration 333-142875) filed by the Company with the Commission on May 11, 2007, as amended), in which there is set forth audited financial statements as of December 31, 2006 and December 31, 2005 and for the years ended  December 31, 2004, December 31, 2005, December 31, 2006;

(b)
The description of the Common Shares in the Company’s Registration Statement on Form 8-A filed on July 27, 2007 (Registration No. 001-33626), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which this Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests should be directed to Genpact Limited, Attn: General Counsel, 1251 Avenue of the Americas, New York, New York 10020.

3

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

4

SELLING SHAREHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Shareholders who have acquired (or, in some cases, may acquire) Shares pursuant to any of the Plans. Non-affiliates holding less than 1,000 Restricted Shares issued under any of the Plans and who are not named below may also use this Prospectus for the offer or sale of those Shares.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options to purchase Common Shares that are currently exercisable or exercisable within 60 days of the date of this Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. After the resale of all Shares that may be so offered for resale pursuant to this Prospectus, and assuming no other changes in beneficial ownership of the Company’s Common Shares after the date of this Prospectus, each Selling Shareholder would own less than 1% of the Company’s Common Shares.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company.

Selling Shareholder	Position (1)	Shares Beneficially Owned	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (2)
Zoltan Major	Former employee	5,065	5,065	0
N. Rangarajan	Former employee	5,065	5,065	0
Sanjay Goel	Former employee	183,614	183,614	0
Krishnan Iyer	Former employee	3,437	3,437	0
Pashupathi KS	Former employee	1,447	1,447	0
Vikas Kochhar	Former employee	1,447	1,447	0
Srikripa Srinivasan	Former employee	1,447	1,447	0
Aditya Pande	Former employee	5,789	5,789	0
Rajeev Vaid	Former employee	21,708	21,708	0
Nitin Chhabra	Former employee	1,628	1,628	0
Frank Freeman	Former employee	63,315	63,315	0
Vish Sathappan	Former employee	14,472	14,472	0
Simar D. Singh	Former employee	1,628	1,628	0
Devesh Bahl	Former employee	1,628	1,628	0
Regina Paolillo	Former employee	54,270	54,270	0
Vineet Saigal	Former employee	1,628	1,628	0
Richard Galati	Former employee	1,809	1,809	0
Asheesh Khare	Former employee	1,953	1,953	0
Mukesh Mansukhani	Former employee	452	452	0

(1)	All Selling Shareholders are former employees of the Company.
(2)	Assumes that all Shares offered for resale pursuant to this Prospectus are sold.

5

PLAN OF DISTRIBUTION

The purpose of the Prospectus is to permit the Selling Shareholders, if they desire, to offer for sale and sell the Shares they acquired (or, in some cases, may acquire) pursuant to the Plans at such times and at such places as the Selling Shareholders choose.

The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Shares by certain individuals, certain volume limitations set forth in Rule 144(e) of the Securities Act and lock-up agreements entered into in connection with the Company’s initial public offering. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Shareholders.

The Selling Shareholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on The New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at fixed prices (which may be changed) or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Shareholders.

The Selling Shareholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Shareholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the The New York Stock Exchange pursuant to Rule 153 under the Securities Act.

The Company has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

6

LEGAL MATTERS

The validity of the Common Shares being offered hereby has been passed upon for Genpact Limited by Appleby.

7

EXPERTS

Our consolidated/combined financial statements as of December 31, 2005 and December 31, 2006 and for the years ended December 31, 2004, December 31, 2005 and December 31, 2006, incorporated by reference in this prospectus and the related financial statement schedule incorporated by reference in this prospectus have been audited by KPMG, independent registered public accounting firm, as stated in their report incorporated by reference herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

8

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

371,802 SHARES

GENPACT LIMITED

COMMON SHARES
PROSPECTUS

August 6, 2007

9

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by Genpact Limited (the “Company”) are incorporated by reference herein and shall be deemed a part hereof: (1) the Company’s Registration Statement on Form S-1 (Registration 333-142875) filed by the Company with the Commission on May 11, 2007, as amended) and (2) the description of the Common Shares in the Company’s Registration Statement on Form 8-A filed July 27, 2007 (Registration No. 001-33626), together with any amendment thereto filed after the date hereof with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The bye-laws of the Company provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the Companies Act against all damage or expense, liability and loss reasonably incurred or suffered by such person in connection therewith provided that any such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, that person engaged in fraud or acted dishonestly or, in the case of a criminal matter, acted with knowledge that the such conduct was unlawful. Any indemnification is made out of the Company’s assets and to the extent that a person is entitled to claim indemnification in respect of amounts paid or discharged by him or her, the relevant indemnity shall take effect as the Company’s obligation to reimburse that person making such payment or effecting such discharge. The bye-laws of the Company also provide that the Company will be indemnified against all liabilities incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of the Company’s memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company under the Company’s memorandum of association in respect of any occurrence or matter arising prior to any such repeal or modification.

The bye-laws of the Company provide that the Company’s shareholders and the Company waive any claim or right of action against the Company’s directors and officers in relation to any action taken by them or any failure by them to take any action in the performance of their duties for the Company, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of any such director or officer or to matters that would render the waiver void pursuant to the Companies Act. Notwithstanding anything contained in the bye-laws of the Company, any such director of officer shall not be liable to the Company or the Company’s shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act.

Neither the amendment nor repeal of this provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise, prior to the amendment or repeal.

Item 7.  Exemption from Registration Claimed.

The Common Shares which may be sold pursuant to the reoffer prospectus for the respective accounts of the Selling Shareholders issued to such Selling Shareholders under the 2005 Plan were issued by the Company in reliance upon the available exemptions from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b), which relates to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans.

Item 8.  Exhibits.

Exhibit Number	Description
3.1	Memorandum of Association of the Registrant (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
3.3	Bye-laws of the Registrant (incorporated by reference to Exhibit No. 3.3 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
4.1	Form of specimen certificate for the Registrant’s common shares (incorporated by reference to Exhibit No. 4.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
5.1	Opinion of Appleby (incorporated by reference to Exhibit No. 5.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)

10.1
Form of Amended and Restated Shareholders' Agreement by and among the Registrant, Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited and the shareholders listed on the signature pages thereto (incorporated by reference to Exhibit No. 10.1 of the Registration Statement of Genpact Limited., Registration No. 333-142875).

23.1	Consent of KPMG (incorporated by reference to Exhibit No. 23.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
23.2	Consent of Appleby (contained in Exhibit 5.1) (incorporated by reference to Exhibit No. 23.2 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
24.1	Powers of Attorney (incorporated by reference to Exhibit No. 24.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875).

Item 9.  Undertakings.
(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City in the State of New York, on the 2nd day of August, 2007.

Genpact Limited
/s/ Victor Guaglianone
Name: Victor Guaglianone
Title Senior Vice President and General Counsel

We, the undersigned directors and officers of Genpact Limited do hereby constitute and appoint Vivek N. Gour and Victor Guaglianone, or any of them, our true and lawful attorney and agent, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 20, 2007.

Signature	Title	Date
	President, Chief Executive	August 2, 2007
*	Officer and Director
Pramod Bhasin	(Principal Executive Officer)

*	Chief Financial Officer	August 2, 2007
Vivek N. Gour

*	Director	August 2, 2007
John Barter

*	Director	August 2, 2007
J Taylor Crandall

*	Director	August 2, 2007
Steven A. Denning

*	Director	August 2, 2007
Mark F. Dzialga

*	Director	August 2, 2007
Rajat Gupta

*	Director	August 2, 2007
James C. Madden

*	Director	August 2, 2007
Denis J. Nayden

*	Director	August 2, 2007
Gary M. Reiner

*	Director	August 2, 2007
Robert G. Scott

*	Director	August 2, 2007
A. Michael Spence

*	Director	August 2, 2007
Lloyd G. Trotter

*By: /s/ Victor Guaglianone
Victor Guaglianone		Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
3.1	Memorandum of Association of the Registrant (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
3.3	Bye-laws of the Registrant (incorporated by reference to Exhibit No. 3.3 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
4.1	Form of specimen certificate for the Registrant’s common shares (incorporated by reference to Exhibit No. 4.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
5.1	Opinion of Appleby (incorporated by reference to Exhibit No. 5.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
10.1
Form of Amended and Restated Shareholders' Agreement by and among the Registrant, Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited and the shareholders listed on the signature pages thereto (incorporated by reference to Exhibit No. 10.1 of the Registration Statement of Genpact Limited., Registration No. 333-142875).

23.1	Consent of KPMG (incorporated by reference to Exhibit No. 23.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
23.2	Consent of Appleby (contained in Exhibit 5.1) (incorporated by reference to Exhibit No. 23.2 of the Registration Statement of Genpact Limited, Registration No. 333-142875)
24.1	Powers of Attorney (incorporated by reference to Exhibit No. 24.1 of the Registration Statement of Genpact Limited, Registration No. 333-142875).